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                                                                    EXHIBIT 10.1

                                    FORM OF
                              ARTIFICIAL LIFE, INC.
              EMPLOYEE CONFIDENTIALITY AND INVENTIONS AGREEMENT

      In consideration of my employment or continued employment by Artificial Life, Inc., a Delaware corporation, or any of its predecessors, successors or subsidiaries (collectively, the "Company"), and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I agree as follows:

      CONFIDENTIALITY

      I understand that the Company continually obtains and develops valuable proprietary and confidential information concerning its business, business relationships and financial affairs (the "Confidential Information") which may become known to me in connection with my employment. By way of illustration, but not limitation, Confidential Information may include Inventions (as hereafter defined), trade secrets, technical information, know-how, research and development activities of the Company, product and marketing plans, customer and supplier information and information disclosed to the Company or to me by third parties of a proprietary or confidential nature or under an obligation of confidence. Confidential Information is contained in various media, including without limitation, patent applications, computer programs in object and/or source code, flow charts and other program documentation, manuals, plans, drawings, designs, technical specifications, laboratory notebooks, supplier and customer lists, internal financial data and other documents and records of the Company. Confidential Information also includes any knowledge of developments, ways of business, etc., which may in themselves be generally known but whose use by the Company is not generally known.

      I acknowledge that all Confidential Information, whether or not in writing and whether or not labeled or identified as confidential or proprietary, is and shall remain the exclusive property of the Company or the third party providing such information to me or the Company. I agree that during the term of my employment and thereafter, I shall use, publish and disclose Confidential Information only in the performance of my duties for the Company and in accordance with Company policy with respect to the protection of Confidential Information. I agree not to use or disclose such Confidential Information for my own benefit or for the benefit of any other person or business entity.

      I agree to exercise my best efforts to protect the confidentiality of Confidential Information in my possession. Upon the termination of my employment, or at any time upon the Company's request, I shall return immediately to the Company any and all materials containing any Confidential Information then in my possession or under my control.

      Confidential Information shall not include information which (a) is or becomes generally known within the Company's industry through no fault of mine;
(b) was known to me at the time it was disclosed as evidenced by my written records at the time of disclosure; (c) is lawfully and in good faith made available to me by a third party who did not derive it from the Company and who imposes no obligation of confidence on me; or (d) is required to be disclosed by a governmental authority or by order of a court of competent jurisdiction, provided that such


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disclosure is subject to all applicable governmental or judicial protection available for like material and reasonable advance notice is given to the Company.

      ASSIGNMENT OF INVENTIONS

      I agree promptly to disclose to the Company any and all ideas, concepts, discoveries, inventions, developments, original works of authorship, software programs, software and systems documentation, trade secrets, technical data and know-how that are conceived, devised, invented, developed or reduced to practice or tangible medium by me, under my direction or jointly with others during any period that I am employed or engaged by the Company, whether or not during normal working hours or on the premises of the Company, which relate, directly or indirectly, to the business of the Company and arise out of my employment with the Company (collectively, "Inventions").

      I hereby assign to the Company all of my right, title and interest to the Inventions and any and all related patent rights, copyrights and applications and registrations therefor. During and after my employment, I shall cooperate with the Company, at the Company's expense, in obtaining proprietary protection for the Inventions and I shall execute all documents which the Company shall reasonably request in order to perfect the Company's rights in the Inventions. I hereby appoint the Company my attorney to execute and deliver any such documents on my behalf in the event I should fail or refuse to do so within a reasonable period following the Company's request. I understand that, to the extent this Agreement shall be construed in accordance with the laws of any state which limits the assignability to the Company of certain employee inventions, this Agreement shall be interpreted not to apply to any such invention which a court rules or the Company agrees is subject to such state limitation.

      I acknowledge that all original works of authorship made by me within the scope of my employment which are protectible by copyright are intended to be "works made for hire", as that term is defined in Section 101 of the United States Copyright Act of 1976 (the "Act"), and shall be the property of the Company and the Company shall be the sole author within the meaning of the Act. If the copyright to any such copyrightable work shall not be the property of the Company by operation of law, I will, without further consideration, assign to the Company all of my right, title and interest in such copyrightable work and will cooperate with the Company and its designees, at the Company's expense, to secure, maintain and defend for the Company's benefit copyrights and any extensions and renewals thereof on any and all such work. I hereby waive all claims to moral rights in any Inventions.

      I further agree to assign to the United States government all my right, title and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

      I further represent that the attached Schedule A contains a complete list of all inventions made, conceived or first reduced to practice by me, under my direction or jointly with others prior to my employment with the Company ("Prior Inventions") and which are not assigned to the Company hereunder. If there is no such Schedule A attached or if there is nothing listed on it, I represent that there are no such Prior Inventions.


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      OTHER AGREEMENTS

      I hereby represent to the Company that, except as may be identified on Schedule B, I am not bound by any agreement or any other previous or existing business relationship which conflicts with or prevents the full performance of my duties and obligations to the Company (including my duties and obligations under this or any other agreement with the Company) during my employment.

      I understand that the Company does not desire to acquire from me any trade secrets, know-how or confidential business information I may have acquired from others. Therefore, I agree that during my employment with the Company I will not improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer, or any other person or entity with whom I have an agreement or to whom I owe a duty to keep such information in confidence. Those persons or entities with whom I have such agreements or to whom I owe such a duty are identified on Schedule B. If there is no Schedule B attached, or if there is nothing listed on it, I represent that there are no such agreements or person or entities.

      I agree that during my employment and for a period of one year after the termination or cessation of my employment for any reason, I shall not directly or indirectly recruit, solicit or hire any employee of the Company, or induce or attempt to induce any employee of the Company to discontinue his or her employment relationship with the Company.

      NO RIGHT TO CONTINUED EMPLOYMENT

      I understand that this Agreement does not constitute a contract of employment or create an obligation on the part of the Company to continue my employment with the Company. I understand that my employment is "at will" and that my obligations under this Agreement shall not be affected by any change in my position, title or function with, or compensation, by the Company.

      NOTIFICATION OF NEW EMPLOYER

      In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.


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      GENERAL

      In the event that any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.

      No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. No waiver or consent given by the Company on any occasion will be construed as a bar to or continuing waiver of any right on any other occasion.

      I acknowledge that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are reasonable for such purpose. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to equitable relief, including injunctive relief, and to payment by myself of all costs incurred by the Company in enforcing of the provisions of this Agreement, including reasonable attorneys' fees.

      This Agreement shall be construed as a sealed instrument and shall in all events and for all purposes be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to any choice of law principle that would dictate the application of the laws of another jurisdiction.

      I HAVE READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND I UNDERSTAND, AND AGREE TO, EACH OF SUCH PROVISIONS.



Date                          (Signature)____________________________
                              Print Name:___________________________




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                                   SCHEDULE A

                                PRIOR INVENTIONS

[Initial One]


__________  No Prior Inventions

__________  The following is a complete list of all Prior Inventions:






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If I am claiming any Prior Inventions above, I agree that, if in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company shall automatically be granted and shall have a non-exclusive, royalty-free, irrevocable, transferrable, perpetual world-wide license to make, have made, modify, use and sell such Prior Invention as part of, or in connection with, such product, process or machine.


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                                   SCHEDULE B

                                PRIOR COMMITMENTS


[Initial One]

________    No agreements or obligations to other persons or entities.

________ The following is a complete list of all persons or entities to whom I have obligations and/or with whom I have an agreement:


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